SECURITY GROWTH AND INCOME FUND
FILE NO. 811-0487
CIK NO. 0000088565

                         Report of Independent Auditors

The Shareholders and Board of Directors
Security Large Cap Value Fund (formerly known as
Security Growth and Income Fund)

In planning and  performing  our audit of the  financial  statements of Security
Large Cap Value Fund  (formerly  known as Security  Growth and Income Fund) (the
Fund) for the year ended September 30, 2002, we considered its internal control, including control activities for safeguarding securities,  in order to determine our  auditing  procedures  for the  purpose  of  expressing  our  opinion on the financial  statements and to comply with the  requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Fund is  responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of controls.  Generally,  controls  that are  relevant  to an audit  pertain to the entity's objective of preparing financial  statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.  Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent  limitations in internal  control,  error or fraud may occur and not be detected.  Also,  projection of any evaluation of internal control to future periods is subject to the risk that it may become  inadequate  because of changes in conditions or that the  effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
September 30, 2002.

This report is intended solely for the  information  and use of management,  the
Board of Directors of the Fund, and the  Securities and Exchange  Commission and
is not  intended  to be and  should  not be  used by  anyone  other  than  these specified parties.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
November 8, 2002